Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 14, 2023, with respect to the consolidated financial statements of Vacasa, Inc., incorporated herein by reference.

/s/ KPMG LLP

Portland, Oregon May 23, 2023